UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) - October 1, 2004


                             MTM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


         New York                     0-22122                    13-3354869
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(State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


             850 Canal Street, Stamford CT                         06902
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        (Address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code - (203) 975-3700
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                614 Corporate Way, Valley Cottage, New York 10989
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INTRODUCTORY COMMENT

     Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "our company" and the "Company" refer to MTM Technologies, Inc. (formerly, Micros-to-Mainframes, Inc.).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     See "Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" below for a description of the amendment to Howard A. Pavony's employment contract and the new employment agreement entered into between the Company and Steven Stringer.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)  Howard A. Pavony

     On May 21, 2004, Howard A. Pavony and the Company entered into an employment agreement which provided, among other things, that Mr. Pavony would serve as our chief operating officer. At the time he was also serving as the Company's president, a role which continued after May 21, 2004. On October 1, 2004, Mr. Pavony and the Company entered into an amendment to his employment agreement. The amendment provides that after October 1, 2004, he will serve as our president and will no longer serve as our chief operating officer.

     A copy of the amendment to Mr. Pavony's employment agreement, dated October 1, 2004, is attached hereto as Exhibit 10.1 and is incorporated into this Item
5.02 by reference.

(b)  Steven Stringer

     On October 1, 2004, Steven Stringer and the Company entered into an employment agreement which provides, among other things, that Mr. Stringer will serve as an executive vice president and our chief operating officer.

     Mr. Stringer, age 49, was retained during the period June through September 2004 by Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, "Pequot") as a consultant and was made available by Pequot to the Company to assist with the selection, evaluation and integration of acquisitions. Mr. Stringer terminated his relationship with Pequot as of September 30, 2004. From January 2002 through May 2004 Mr. Stringer pursued private investment opportunities. Prior to that time he served in a number of senior executive roles with Rhythms NetConnections Inc. ("Rhythms"), including as chief executive officer ("CEO") and president from July through December 2001, CEO, president and chief operating officer ("COO") from April through July 2001 and president and COO from April 1999 through March 2001. During that time he was responsible for the day-to-day operations of marketing, sales, engineering, network operations, national service deployment, information technology, legal, finance, regulatory and human resources areas. Rhythms was a


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national provider of digital subscriber line services and operated one of the largest DSL networks in the United States, serving 60 major markets with 67,000 digital subscriber lines in service.

     Prior to joining Rhythms he was an executive with GE Capital IT Solutions, a world-wide provider of IT products and services, ultimately serving as its Global Chief Operating Officer with responsibility for 14,000 employees in 150 locations and 15 countries.

     Mr. Stringer will be engaged, under his employment agreement, as our chief operating officer, and will report directly to our chief executive officer. The initial term of his employment agreement will be two years and shall automatically be extended for an additional period of twelve months at the end of such period; provided, that either party may elect not to extend the agreement by giving written notice of non-renewal to the other party at least twelve months prior to any such termination date.

     Mr. Stringer will receive a monthly base salary of $12,500 until December 31, 2004 and will thereafter receive an annual base salary of $300,000 with increases as determined by our board of directors. Mr. Stringer shall receive a quarterly bonus of $37,500 during 2005 and commencing January 1, 2006, shall be eligible to receive a quarterly bonus of $37,500 based upon the achievement of certain budgeted earnings before income tax, depreciation and amortization as approved by our board of directors and other criteria to be established by our board of directors in its discretion at the beginning of each fiscal year and adjusted from time to time. We are currently considering granting shares of the Company's Common Stock or other equity participation rights to Mr. Stringer as further compensation.

     We will have the right, under the employment agreement, to terminate Mr. Stringer for "cause." Cause is defined in the employment agreement as:

      (i) his failure to comply in any material manner with the reasonable policies and rules of the Company or the directives of the board of directors;

     (ii) his performance of any material act of fraud or dishonesty in connection with the performance of his duties;

    (iii) his gross negligence or willful misconduct in the performance of his duties;

     (iv) his conviction for, or plea of nolo contendere to, a felony or misdemeanor resulting in a jail sentence or any crime involving moral turpitude; or

      (v) any material breach by him of his restrictive covenants regarding disclosure of confidential information, work products, non-competition and non-solicitation.

     Mr. Stringer will have the right, under the employment agreement, to terminate his employment for "good reason." Good reason is defined in the employment agreements as:

      (i) a reduction by us of his base salary or a material diminution in his duties or responsibilities; or


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     (ii) the relocation, without his prior written consent, of his principal place of business, beyond 50 miles from its current location.

     In the event of a termination of his employment by us other than for cause, by him for good reason, or as a result of death or permanent and total disability, we shall pay Mr. Stringer, or his legal representative and provide him with a continuance of his salary at 100% of his then current base salary, as a severance payment, for a period equal to the longer of:

      (i) one year from the date of termination of his employment; or

     (ii) the period ending on the last day of the initial term of the agreement.

     In addition, he will be entitled to continued health benefits during the severance period.

     The impact of Mr. Stringer's termination of employment on stock options or other equity incentives held by him shall be governed by the applicable stock option or equity incentive agreement. All new option or other equity incentive grants to him shall provide that, if he is terminated without cause, or terminates his employment for good reason, such option or other equity incentive shall vest immediately.

     In the event that Mr. Stringer's employment is terminated by us for cause, or by him other than for good reason, we shall pay him, or his legal representative, any earned but unpaid salary and any unreimbursed expenses through his final day of employment. No other amounts shall be payable to him in such circumstances.

     Mr. Stringer's employment agreement also provides that we shall indemnify him to the fullest extent permitted by law and by our certificate of incorporation and bylaws and shall assure that he is covered by our directors' and officers' insurance policies and any other insurance policies that protect employees as in effect from time to time.

     For a period of: (i) two years following termination of Mr. Stringer's employment by his giving notice of non-renewal, (ii) one year following termination of his employment by the Company giving notice of non-renewal, or
(iii) two years following termination of his employment for any reason other than those set forth in (i) and (ii), Mr. Stringer shall be prohibited from engaging in certain business activities in competition with the Company.

     A copy of Mr. Stringer's employment agreement, dated October 1, 2004, is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.

ITEM 8.01 OTHER EVENTS.

     A copy of the Company's press release, dated October 4, 2004, is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit 10.1 Amendment to Employment Agreement, dated October 1, 2004, by and between MTM Technologies, Inc. and Howard A. Pavony.

     Exhibit 10.2 Employment Agreement, dated October 1, 2004 by and between MTM Technologies, Inc. and Steven Stringer.

     Exhibit 99.1   Press Release dated October 4, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MTM TECHNOLOGIES, INC.
                                         ----------------------
                                          (Registrant)


                                         By: /s/ Francis J. Alfano
                                            ----------------------
                                                 Francis J. Alfano,
                                                 Chief Executive Officer


October 6, 2004


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                                  EXHIBIT INDEX
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EXHIBIT
-------

Exhibit 10.1 Amendment to Employment Agreement, dated October 1, 2004, by and between MTM Technologies, Inc. and Howard A. Pavony.

Exhibit 10.2 Employment Agreement, dated October 1, 2004 by and between MTM Technologies, Inc. and Steven Stringer.

Exhibit 99.1   Press Release dated October 4, 2004.


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